                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12


                          GABELLI ASSET MANAGEMENT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

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[ ]   Check box if any part of the fee is offset as provided by Exchange Act
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

                         GABELLI ASSET MANAGEMENT INC.
                              ONE CORPORATE CENTER
                              RYE, NEW YORK 10580

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 21, 2002

                            ------------------------

     We cordially invite you to attend the Annual Meeting of Shareholders of Gabelli Asset Management Inc. at the Bruce Museum, One Museum Drive, Greenwich, CT 06830, on Tuesday, May 21, 2002, at 10:00 a.m. At the meeting, we will ask shareholders to:

     1. Elect a Board of six directors;

     2. Approve our 2002 Stock Award and Incentive Plan; and

     3. Vote on any other business which properly comes before the meeting.

     At the meeting, we will also review our 2001 financial results and outlook for the future. We will be available to answer your questions.

     Shareholders of record at the close of business on April 2, 2002, are entitled to vote at the meeting or any adjournments. Please read the attached proxy statement carefully and vote your shares promptly whether or not you are able to attend the meeting.

     We encourage all shareholders to attend the meeting.

                                          By Order of the Board of Directors

                                          JAMES E. MCKEE
                                          Vice President, General Counsel
                                          and Secretary

April 30, 2002

                         GABELLI ASSET MANAGEMENT INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                                  MAY 21, 2002

                            ------------------------

                     INTRODUCTION; PROXY VOTING INFORMATION

     We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by the Board of Directors of Gabelli Asset Management Inc. ("Gabelli" or the "Company") for use at our 2002 Annual Meeting of Shareholders and at any adjournments. The purpose of the meeting is to elect six directors, approve our 2002 Stock Award and Incentive Plan and act upon any other matters properly brought to the meeting. We sent you this proxy statement, the proxy card, and our 2001 Annual Report to Shareholders (containing Gabelli's financial statements and other financial information for the year ended December 31, 2001) on or about April 30, 2002. The Annual Report, however, is not part of the proxy solicitation materials.

     Shareholders of record at the close of business on April 2, 2002, the record date, are entitled to vote at the annual meeting. On this record date, Gabelli had outstanding 6,769,941 shares of Class A Common Stock, par value $.001 per share ("Class A Stock"), and 23,450,000 shares of Class B Common Stock, par value $.001 per share ("Class B Stock").

     The presence, in person or by proxy, of a majority of the aggregate voting power of the shares of Class A Stock and Class B Stock outstanding on April 2, 2002 shall constitute a quorum for the transaction of business at the annual meeting. The Class A Stock and Class B Stock vote together as a single class on all matters. Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to ten votes per share. Directors who receive a plurality of the votes present or represented at the meeting are elected to serve until the 2003 annual meeting or until their successors are elected and qualify. Any matter other than the election of directors will be determined by a majority of the votes present or represented at the meeting. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or on any other matter and accordingly will have no effect.

     Gabelli will pay for the costs of soliciting proxies and preparing the meeting materials. We ask securities brokers, custodians, nominees, and fiduciaries to forward meeting materials to our beneficial shareholders as of the record date, and will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers and employees of Gabelli and its subsidiaries may solicit proxies personally or by telephone or other means, but will not receive additional compensation.

     The Board of Directors has selected Mario J. Gabelli, Robert S. Zuccaro and James E. McKee to act as proxies. When you sign and return your proxy card, you appoint Messrs. Gabelli, Zuccaro and McKee as your representatives at the meeting. If you wish to change your vote before the meeting, deliver a letter revoking the proxy to Gabelli's Secretary (James E. McKee, Gabelli Asset Management Inc., One Corporate Center, Rye,

NY 10580-1422) or properly submit another proxy bearing a later date. Even if you vote your proxy before the meeting, you may still attend the meeting, file a notice of revocation for the previously submitted proxy, and then vote again in person. The last proxy properly submitted by you is the one that will be counted.

     Brokerage firms have the authority under New York Stock Exchange rules to vote their clients' unvoted shares on certain routine matters, one of which is the election of directors. If you do not vote your proxy, your brokerage firm may choose to vote for you or leave your shares unvoted. We urge you to respond to your brokerage firm to ensure that your proxy voting instructions are followed.

                             ELECTION OF DIRECTORS

     Six directors serve on our Board of Directors. The Board has renominated all directors to hold office until the next annual meeting of shareholders and until their respective successors are elected and qualify.

     All properly executed proxies received in time to be tabulated for the meeting will be voted FOR the election of the nominees named in the following table, unless otherwise specifically instructed. If any nominee becomes unable or unwilling to serve between now and the meeting, your proxies will be voted FOR the election of a replacement designated by the Board of Directors.

THE NOMINEES

     The following are brief biographical sketches of the six nominees. Unless otherwise noted, they have been officers of the organizations named below or of affiliated organizations as their principal occupations for more than five years.

     The Board of Directors recommends that you vote FOR all of the following nominees:

     MARIO J. GABELLI, age 59, has served as Chairman, Chief Executive Officer, Chief Investment Officer and a director of the Company and its predecessors since November 1976. In connection with those responsibilities, he serves as director or trustee and/or President of registered investment companies managed by the Company and its affiliates ("Gabelli Funds"). Mr. Gabelli serves as Chairman and Chief Executive Officer of Lynch Interactive Corporation, a public company engaged in multimedia and other services; Vice Chairman of Lynch Corporation, a public company engaged in manufacturing; and a Director of Morgan Group Holdings, Inc., a public holding company. In addition, Mr. Gabelli is the Chairman and Chief Executive Officer of Gabelli Group Capital Partners, Inc., a private company which owns all of the Company's Class B Stock; and the Chairman of MJG Associates, Inc., which acts as a general partner or investment manager of various investment funds and other accounts. Mr. Gabelli also serves as a Governor of the American Stock Exchange; Overseer of Columbia University Graduate School of Business; Trustee of Fairfield University, Roger Williams University, Winston Churchill Foundation and E.L. Wiegand Foundation; Director of the National Italian American Foundation and the American-Italian Cancer Foundation; and Chairman, Patron's Committee of Immaculate Conception School.

     RAYMOND C. AVANSINO, JR., age 59, has been a director of the Company since February 2000. Mr. Avansino has been the Chairman of the Board and Chief Executive Officer of the E.L. Wiegand Foundation of Reno, Nevada, a Nevada private charitable trust, since 1982. He is of Counsel to the Nevada law firm of Avansino, Melarkey and Knobel, a firm he founded in 1973. He served as President and Chief

Operating Officer of Hilton Hotels Corporation from 1993 to 1996, and was a member of the Nevada Gaming Commission from 1981 to 1984.

     JOHN C. FERRARA, age 50, has been a director of the Company since December 1999. Mr. Ferrara was the President and Chief Executive Officer of Space Holding Corporation, a multimedia company which offers content, news, entertainment, information and education about space from January 2001 until March 2002, and Chief Financial Officer of Space Holding Corporation from November 1999 to December 2000. From 1998 to 1999, he was the Executive Vice President and Chief Financial Officer for Golden Books Family Entertainment, Inc., a public company which publishes, licenses and markets entertainment products. From 1989 to 1997, Mr. Ferrara was the Vice President and Chief Financial Officer of Renaissance Communications Corporation, a public company which owned and operated television stations. From 1973 to 1989, he held various positions at American Express Company, National Broadcasting Company (NBC) and Deloitte & Touche. Mr. Ferrara is a director of Lynch Interactive Corporation.

     PAUL B. GUENTHER, age 61, has been a director of the Company since August 2000. Mr. Guenther has been Chairman of the New York Philharmonic since 1996 and Chairman of Fordham University since 1998. From 1988 to 1995, he served as President of PaineWebber Incorporated. From 1994 until 1995, he also served as President of PaineWebber Group, Inc., the parent company of PaineWebber Incorporated. From 1966 until 1988, Mr. Guenther held a variety of other positions at PaineWebber Incorporated. Mr. Guenther is a director of Consolidated Freightways Corporation, a freight transportation company.

     EAMON M. KELLY, age 65, has been a director of the Company and its predecessors since 1992. Dr. Kelly is currently serving as a Professor at the Payson Center for International Development and Technology Transfer as well as in other departments at Tulane University, New Orleans. From 1982 through July 1998, he served as President and Chief Executive Officer of Tulane University. From 1974 to 1979, Dr. Kelly served in numerous positions, including Officer-in-Charge of Program Related Investments at the Ford Foundation, a philanthropic organization with initiatives in community and housing development, communications and public television, resources and environment, higher and public education, the arts and minority enterprises. Dr. Kelly's career includes numerous appointments, and most recently, the appointments by President Clinton in 1995 to the National Science Board (the governing board of the National Science Foundation) for which he currently serves as Chairman and in 1994 to the National Security Education Board. Dr. Kelly is a director of Gabelli Group Capital Partners, Inc. and Energy Partners, Ltd., an oil and natural gas company.

     KARL OTTO POHL, age 72, has been a director of the Company since 1998. Mr. Pohl is a member of the Shareholder Committee of Sal. Oppenheim jr. & Cie., a private investment bank; Chairman of InCentive Asset Management AG; and Chairman of InCentive Capital AG. Mr. Pohl is a director or trustee of all but one of the Gabelli Funds. Mr. Pohl is a former President of the Deutsche Bundesbank, Germany's Central Bank, and was Chairman of its Central Bank Council from 1980 to 1991. He also served as German Governor of the International Monetary Fund from 1980 to 1991 and as a Board Member to the Bank for International Settlements. Mr. Pohl also served as Chairman to the European Economic Community Central Bank Governors from 1990 to 1991.

THE BOARD OF DIRECTORS AND COMMITTEES

     During 2001, there were five meetings of the Board of Directors. The Board of Directors of Gabelli has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee regularly meets with Gabelli's independent accountants to ensure that satisfactory accounting procedures are being followed and that internal accounting controls are adequate, review fees charged by the independent accountants and recommend the selection of independent accountants to the Board of Directors. Messrs. Avansino, Ferrara and Kelly, each of whom is an independent director, are the members of the Audit Committee. The Audit Committee met six times during 2001.

     As will be further described in the Report of the Compensation Committee, this committee establishes the compensation for the chief executive officer and generally reviews benefits and compensation for executive officers. It also administers our Stock Award and Incentive Plan and the Annual Performance Incentive Plan. Messrs. Avansino, Ferrara and Kelly, each of whom is an independent director, are the members of the Compensation Committee. The Compensation Committee met once during 2001.

     The Nominating Committee advises the Board of Directors on the selection and nomination of individuals to serve as directors of Gabelli. Nominations for director(s) submitted to the committee by shareholders are evaluated according to our needs and the nominee's knowledge, experience and background. Messrs. Gabelli and Pohl are the members of the Nominating Committee. The Nominating Committee did not meet in 2001.

     Each director attended at least 80% of the meetings of the Board and the Board committees of which he was a member (during the period that he served as a director or committee member).

COMPENSATION OF DIRECTORS

     Directors who are also officers or employees of Gabelli receive no compensation for serving as a director of Gabelli. Directors who are not officers or employees of Gabelli receive annual cash retainers and meeting fees as follows:

Board Member................................................  $20,000
Committee...................................................  $ 5,000
Attendance in person at Board or Committee Meeting..........  $ 1,000
Attendance by telephone at Board or Committee Meeting.......  $   500

     Directors are also eligible to receive stock options. In February 1999, Mr. Pohl was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $16.275 per share. In February 2000, Messrs. Avansino and Ferrara were each granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $16.00 per share. In August 2000, Mr. Guenther was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $23.0625 per share. All of the directors' stock options were granted at 100% of fair market value on the date of grant and have a ten-year term and become exercisable with respect to 75% of the shares after three years from the date of grant and with respect to 100% of the shares after four years from the date of the grant.

              APPROVAL OF THE 2002 STOCK AWARD AND INCENTIVE PLAN

BACKGROUND

     The Board of Directors of the Company has unanimously approved the Gabelli Asset Management Inc. 2002 Stock Award and Incentive Plan (the "Plan") and recommended that the Plan be submitted to shareholders for approval at the 2002 annual meeting. The Plan authorizes grants of stock options, stock appreciation rights, stock awards, performance shares and stock units.

     The 2002 Stock Award and Incentive Plan continues, with minor modifications, the 1999 Stock Award and Incentive Plan. As of April 2, 2002, 281,250 shares remain available for issuance under the 1999 Stock Award and Incentive Plan out of the 1,500,000 shares originally authorized. The Board of Directors believes that stock options and other stock-based awards have been, and will continue to be, a critical factor in the Company's ability to attract, motivate and retain highly qualified employees and directors. Accordingly, in the judgment of the Board of Directors, approval of the 2002 Stock Award and Incentive Plan is in the best interests of the Company and its shareholders. If the Plan is approved by shareholders, it will be effective as of February 19, 2002, the date it was approved by the Board of Directors.

     The following is a summary of the Plan. It is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement. Shareholders are encouraged to review the Plan carefully.

PURPOSE

     The purpose of the Plan is to afford an incentive to selected employees, directors and independent contractors of the Company and its affiliates to acquire a proprietary interest in the Company, to continue to perform their roles for the Company, to increase their efforts on behalf of the Company and to promote the success of the Company's business.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Compensation Committee of the Company's Board of Directors. In this summary of the Plan, the term "Committee" refers to the Company's Compensation Committee. The Committee consists of non-employee directors and is organized in a manner so as to satisfy the provisions of the federal securities and tax laws applicable to such plans. The Committee has the authority, subject to the provisions of the Plan, to determine the individuals to whom awards will be granted, the types of awards to be granted, the number of shares to be made subject to particular awards and the terms, conditions, restrictions and performance criteria relating to the awards as well as to interpret the Plan and prescribe, amend and rescind rules and regulations relating to the Plan.

ELIGIBILITY

     In general, awards may be granted at the discretion of the Committee to officers, independent contractors, employees and directors of the Company or of any of its subsidiaries and affiliates at the discretion of the Committee. In determining the individuals to whom awards are granted and the type of any award (including the number of shares to be covered by such award), the Committee will take into account such factors as the Committee considers to be relevant in connection with accomplishing the purposes of the Plan. Incentive stock options may not be granted to independent contractors. An individual may not receive awards with respect to more than 500,000 shares in any one calendar year. Currently, approximately 175 individuals are eligible to receive awards under the Plan.

SHARES AVAILABLE FOR AWARDS.

     The Plan provides for an aggregate of not more than 1,500,000 shares of the Company's Class A Common Stock, par value $.001, to be reserved for issuance under the Plan, subject to adjustment as described below. The 1,500,000 shares represent approximately 4.9% of the number of shares of common stock outstanding. Generally, shares subject to an award that remain unissued upon expiration or cancellation of awards will be available for other awards under the Plan. If the Plan is approved by shareholders, the shares remaining available for awards under the 1999 Stock Award and Incentive Plan will also continue to be available for awards. The closing price of the Company's Class A Common Stock on April 2, 2002 was $40.20.

ADJUSTMENT FOR CHANGE IN CAPITALIZATION.

     In the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, share repurchase or exchange, or other similar corporate transaction or event affects the Class A Stock such that an adjustment would be appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the Committee may make such equitable changes or adjustments as it deems necessary to the number and kind of shares of Class A Stock or other property which may thereafter be issued in connection with awards, the number and kind of shares of Class A Stock subject to each outstanding award, and the exercise price, grant price or purchase price of each award.

TYPES OF AWARDS

     The Plan provides for the grant of stock options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, dividend equivalents and other stock- or cash-based awards. These awards are discussed in more detail below. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), nor is the Plan a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986 (the "Code").

     Stock Options and Appreciation Rights. Stock options may be either "incentive stock options," as such term is defined in Section 422 of the Code, or nonqualified stock options. The exercise price of a nonqualified stock option may be above, at or below the fair market value per share of Class A Stock on the date of grant, whereas the exercise price of an incentive stock option may not be less than the fair market value per share of other shares of Class A Stock on the date of grant. The exercise price may be paid in cash, by the surrender of Class A Stock or through a "broker's cashless exercise" procedure meeting the requirements of applicable securities rules.

     The Committee may grant stock appreciation rights alone or in tandem with stock options. A stock appreciation right is a right to be paid an amount equal to the excess of the fair market value of a share of Class A Stock on the date the stock appreciation right is exercised over either the fair market value of a share of Class A Stock on the date of grant (in the case of a free standing stock appreciation right) or the exercise price of the related stock option (in the case of a tandem stock appreciation right), with payment to be made in cash, Class A Stock or both, as specified in the award agreement or determined by the Committee.

     Stock options and stock appreciation rights will be exercisable at such times and upon such conditions as the Committee may determine, as reflected in the applicable award agreement. In addition, all stock options and stock appreciation rights will become exercisable in the event of a change in control of the Company, which the Board of Directors may determine in their discretion. The exercise period will be determined by the Committee except it may not exceed ten years from the date of grant of such incentive stock option.

     Except to the extent that the applicable award agreement provides otherwise, the participant's right to exercise stock options and stock appreciation rights will also cease shortly after the employment of the participant terminates.

     Restricted Stock and Restricted Stock Units. A restricted stock award is an award of actual shares of Class A Stock ("restricted stock") and a restricted stock unit award is an award of the right to receive cash or shares of Class A Stock ("restricted stock unit"). These awards are called "restricted" because they are subject to such restrictions on transferability, maintenance of employment and other matters as the Committee may impose at the date of grant, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock will have all of the rights of a shareholder, including without limitation the right to vote and the right to receive dividends thereon. The Committee has the authority to cancel all or any portion of any outstanding restrictions at any time. In addition, all restrictions affecting the awarded shares or units will lapse in the event of a "change in control" of the Company.

     Upon termination of the participant's relationship with the Company during the applicable restriction period, restricted stock, restricted stock units and any accrued and unpaid dividends or dividend equivalents that are at that time subject to restrictions will be forfeited unless the Committee determines, as a general matter or in any individual case, that restrictions or forfeiture conditions relating to restricted stock will be waived in whole or in part in the event of terminations resulting from specified causes. The Committee may also waive in whole or in part the forfeiture of restricted stock in other circumstances.

     Other Awards. The Committee may grant to a participant the right to receive cash equal to the amount of dividends paid with respect to a specified number of shares of Class A Stock ("dividend equivalents"). Dividend equivalents may be awarded on a free-standing basis or in connection with another award, and may be paid currently or on a deferred basis. The Committee is also authorized to grant Class A Stock as a bonus or to grant other awards in lieu of Company commitments to pay cash under other plans or compensatory arrangements, on such terms as are determined by the Committee.

     Nontransferability. Unless otherwise determined by the Committee and provided in an agreement evidencing the grant of an award, awards may not be transferred by the grantee except by will or the laws of descent and distribution and will be exercisable during the lifetime of the grantee only by the grantee or his or her guardian or legal representative.

     Withholding of Taxes. The Plan provides that the Company or any subsidiary or affiliate may withhold from any award granted, any payment relating to an award under the Plan or any other payment to a grantee, amounts of withholding and other taxes due in connection with any transaction involving an award. The

Committee may also take whatever action it considers advisable to enable the Company and grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award.

     No Stockholder Rights. The holder of an award granted under the Plan will have no rights as a stockholder with respect to any shares of the Company Class A Stock covered by an award until the date of issuance of a stock certificate to him or her for such shares related to such award.

EFFECT OF CHANGE IN CONTROL

     In the event of a change in control as determined by the Board of Directors, all outstanding options and stock appreciation rights not then exercisable will become fully exercisable, and all outstanding restricted stock, restricted stock unit, dividend equivalent or other stock- or cash-based awards not then fully vested will become fully vested.

AMENDMENT OR TERMINATION OF THE PLAN

     The Plan may be altered, amended, suspended or terminated by the Board of Directors, in whole or in part, except that no amendment that requires shareholder approval in order for the Plan to avoid the application of Section 162(m) of the Code for federal income tax purposes, or for the Plan to comply with state law, stock exchange requirements or other applicable law will be effective unless the amendment has received the requisite approval of shareholders. In addition, no amendment may be made which adversely affects any of the rights of a participant under any award previously granted, without such participant's consent.

CERTAIN FEDERAL INCOME TAX EFFECTS

     The following discussion of certain relevant federal income tax effects applicable to stock options and other stock-based awards granted under the Plan is a summary only, and reference is made to the Internal Revenue Code for a complete statement of all relevant federal tax provisions.

     Nonqualified Stock Options. A grantee of an award generally will not be taxed upon the grant of a Non-Qualified Stock Option (an "NSO"). Rather, at the time of exercise of such NSO (and in the case of an untimely exercise of an Incentive Stock Option ( an "ISO")), the grantee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the grantee recognizes ordinary income.

     If shares acquired upon exercise of an NSO (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the grantee) depending upon the length of time such shares were held by the grantee.

     Incentive Stock Options. A grantee will not be in receipt of taxable income upon the grant of an ISO. Exercise of an ISO will be timely if made during its term and if the grantee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled grantee). Exercise of an ISO will also be timely if made by the legal representative of a grantee who dies (i) while in the employ of the Company or a subsidiary or affiliate or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See "Certain Federal Income Tax Effects -- Nonqualified Stock Options.")

     If stock acquired pursuant to the timely exercise of an ISO is later disposed of, the grantee will, except as noted below, recognize long-term capital gain or loss (if the stock is a capital asset of the grantee) equal to the difference between the amount realized upon such sale and the option price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the grantee.

     If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the grantee prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to the grantee upon exercise, any gain realized by the grantee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the grantee, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of the grantee's ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the grantee as ordinary income. Any capital gain recognized by the grantee will be long-term or short-term capital gain, depending on the length of time such shares were held by the grantee.

     The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

     Exercise with Shares. According to a published ruling of the Internal Revenue Service, a grantee who pays all or part of the option price upon exercise of an NSO by delivering shares of the Company's Class A Stock already owned by the grantee will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NSOs. (See "Certain Federal Income Tax
Effects -- Nonqualified Stock Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of shares acquired will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date which governs the determination of the grantee's ordinary income, and the holding period for such additional shares will commence on such date.

     Stock Appreciation Rights. A grant of stock appreciation rights has no federal income tax consequences at the time of the grant. Upon the exercise of stock appreciation rights, the amount of any cash received is taxable to the grantee as ordinary income, and the Company generally will be entitled to a corresponding deduction. Upon the sale of the Class A Stock acquired by the exercise of stock appreciation rights, grantees will recognize capital gain or loss (assuming such stock was held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the fair market value of the stock on the date that governs the determination of his or her ordinary income.

     Restricted Stock Awards. A grantee generally will not be taxed at the time of the grant of an award of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of shares of Class A Stock subject to the award at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code). The Company will be entitled to a deduction at the time when, and in the amount that, the grantee recognizes ordinary income. However, a grantee may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If this election is made, no additional taxable income will be recognized by the grantee at the time the restrictions lapse. The Company will be entitled to a tax deduction at the time when, and to the extent that, income is recognized by the grantee. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the grantee for the forfeited shares, and the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

     Transferred Options: Estate and Gift Taxes. If options are held until death, federal and any applicable state estate and inheritance taxes would be imposed on the fair market value of the options at the time of death. Certain individuals, however, may realize estate and gift tax savings by making lifetime gifts of non-statutory options to permitted family members, trusts for their benefit, or other entities. Federal and, if applicable, state gift taxes would be imposed on the fair market value of the non-statutory options at the time of the completed gift, subject to applicable federal and state gift tax credits and exclusions. The IRS has taken the position that a gift of an option is not complete until the donee's right to exercise the option is no longer conditioned on the performance of services by the grantee.

NEW PLAN BENEFITS

     Future grants under the Plan will be made at the discretion of the Committee and accordingly are not yet determinable. In addition, benefits under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Plan.

VOTE REQUIRED FOR APPROVAL

     Approval of the Plan requires the affirmative vote of the holders of shares of common stock representing a majority of the votes present or represented at the annual meeting.

     The Board of Directors recommends that you vote FOR approval of the Company's 2002 Stock Award and Incentive Plan.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

     Biographical information for Mr. Gabelli appears above. Brief biographical sketches of the other executive officers of the Company are set forth below.

     BRUCE N. ALPERT, age 50, has served as Executive Vice President and Chief Operating Officer of Gabelli Funds, LLC or its predecessor since June 1988. Mr. Alpert is an officer of all of the Gabelli Funds. Mr. Alpert is also a director of Gabelli Advisers, Inc. From 1986 until June 1988, he worked at the InterCapital Division of Dean Witter as Vice President and Treasurer of the mutual funds sponsored by Dean Witter. From 1983 through 1986, he worked at Smith Barney Harris Upham & Co. as Vice President in the Financial Services Division and as Vice President and Treasurer of the mutual funds sponsored by Smith Barney. Mr. Alpert also was an Audit Manager and Specialist at Price Waterhouse in the Investment Company Industry Services Group from 1975 through 1983. Mr. Alpert is a Certified Public Accountant.

     DOUGLAS R. JAMIESON, age 47, has served as Executive Vice President and Chief Operating Officer of GAMCO Investors, Inc. (a wholly-owned subsidiary of the Company) since 1986 and as a director of GAMCO Investors, Inc. since 1991. Mr. Jamieson was an investment analyst with the Gabelli & Company, Inc. from 1981 to 1986.

     JAMES E. MCKEE, age 38, has served as Vice President, General Counsel and Secretary of the Company or its predecessor since August 1995 and as Vice President, General Counsel and Secretary of GAMCO Investors, Inc. since December 1993. Mr. McKee also serves as Secretary of the Company's subsidiaries and most of the Gabelli Funds. Prior to joining the Company, he was with the Securities and Exchange Commission in New York as a Branch Chief from 1992 to 1993 and as a Staff Attorney from 1989 through 1992, where he worked on matters involving registered investment advisers and investment companies.

     ROBERT S. ZUCCARO, age 45, has served as Vice President and Chief Financial Officer of the Company since June 1998. Mr. Zuccaro also serves as a director of Gabelli & Company, Inc. Prior to joining the Company, he was Vice President and Treasurer of Cybex International, Inc., an international, publicly held manufacturer of medical, rehabilitative and fitness products, from 1992 to 1997, and served as its Corporate Controller from 1984 to 1997. Mr. Zuccaro was previously with Shearson Lehman Bros. and Ernst & Young LLP. Mr. Zuccaro is a Certified Public Accountant.

                       COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY COMPENSATION TABLE. The following table summarizes the compensation of our executive officers who received the highest compensation during 2001:

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                            ----------------------------------    ---------------------------------
                                                                   ALL OTHER      RESTRICTED   SECURITIES
                                                                     ANNUAL         STOCK      UNDERLYING    LTIP
                                            SALARY      BONUS     COMPENSATION      AWARDS      OPTIONS     PAYOUTS
NAME AND PRINCIPAL POSITION          YEAR     ($)        ($)          ($)            ($)          (#)         ($)
---------------------------          ----   -------    -------    ------------    ----------   ----------   -------
Mario J. Gabelli...................  2001        --(a)      --(b)  47,115,626(c)     --              --       --
  Chairman of the Board,             2000        --(a)      --(b)  45,499,198(c)     --              --       --
  Chief Executive Officer and        1999        --(a)      --(b)  41,798,552(c)     --              --       --
  Chief Investment Officer
Bruce N. Alpert....................  2001   300,000    250,000         68,300(e)     --              --       --
  Executive Vice President and       2000   300,000    600,000(d)      11,185(e)     --              --       --
  Chief Operating Officer of         1999   300,000    450,000         18,358(e)     --          30,000       --
  Gabelli Funds, LLC
Douglas R. Jamieson................  2001   300,000         --      1,732,863(g)     --              --       --
  Executive Vice President and       2000   300,000    300,000(f)   1,889,030(g)     --           3,000       --
  Chief Operating Officer of         1999   300,000    300,000      1,181,251(g)     --          30,000       --
  GAMCO Investors, Inc.
James E. McKee.....................  2001   300,000    250,000         50,526(h)     --           5,000       --
  Vice President, General Counsel    2000   300,000    300,000(f)         532(h)     --              --       --
  and Secretary                      1999   300,000    100,000            703(h)     --          25,000       --
Robert S. Zuccaro..................  2001   300,000    100,000            526(i)     --              --       --
  Vice President and                 2000   287,500    300,000(f)         532(i)     --              --       --
  Chief Financial Officer            1999   212,500    275,000            703(i)     --          50,000       --

---------------
(a) Mr. Gabelli received no fixed salary. Refer to footnote (c).

(b) Mr. Gabelli received no bonus.

(c) For 2001, represents: (i) $15,428,158 for conceptualizing and acting as portfolio manager of several of the open-end Gabelli Funds; (ii) $5,200,356 for conceptualizing and acting as portfolio manager of the closed-end Gabelli Funds; (iii) $12,933,226 for acting as portfolio manager and/or attracting and providing client service to a large number of the Company's separate accounts; (iv) $2,228,628 for providing other services, including acting as portfolio manager of partnerships and as a broker; (v) $11,324,732 representing the incentive-based management fee (which was 10% of the Company's pre-tax profits in 2001); and (vi) $526 representing a contribution made under the Company's profit-sharing plan. For 2000, represents: (i) $15,720,450 for conceptualizing and acting as portfolio manager of several of the open-end Gabelli Funds; (ii) $5,786,995 for conceptualizing and acting as portfolio manager of the closed-end Gabelli Funds; (iii) $11,610,310 for acting as portfolio manager and/or attracting and providing client service to a large number of the Company's separate accounts; (iv) $1,085,214 for providing other services, including acting as portfolio manager of partnerships and as a broker; (v) $11,295,697 representing the incentive-based management fee (which was 10% of the Company's pre-tax profits in 2000); and (vi) $532 representing a contribution made under the Company's profit-sharing plan. For 1999, represents (i) $12,976,718 for conceptualizing and acting as portfolio manager of several of the open-end Gabelli Funds; (ii) $6,223,090 for conceptualizing and acting as portfolio manager of the closed-end Gabelli Funds; (iii) $10,035,033 for acting as portfolio manager and/or attracting and providing client service to a large number of the Company's separate accounts; (iv) $2,409,943 for providing other services, including acting as portfolio manager of partnerships and as a broker; (v) $10,153,065 representing the incentive-based management fee (which was 20% of the Company's pre-tax profits prior to the Company's initial public offering in February 1999 and 10% after the initial public offering); and (vi) $703 representing a contribution made under the Company's profit-sharing plan.

(d) $150,000 of this amount vests on December 31, 2002 and is payable on January 15, 2003 if Mr. Alpert remains employed by the Company at that time.

(e) For 2001, represents incentive-based variable compensation for attracting and/or providing client service to separate accounts, shareholders of the Gabelli Funds or investors in other products sponsored by the Company ("Variable Compensation") in the amount of $67,774 and a contribution made by the Company under its profit-sharing plan of $526. For 2000, represents Variable Compensation in the amount of $10,653, and a contribution made by the Company under its profit-sharing plan of $532. For 1999, represents Variable Compensation in the amount of $17,655, and a contribution made by the Company under its profit-sharing plan in the amount of $703.

(f) $100,000 of this amount vests on December 31, 2002 and is payable on January 15, 2003 if the individual remains employed by the Company at that time.

(g) For 2001, represents Variable Compensation in the amount of $1,732,337 and a contribution made by the Company under its profit-sharing plan of $526. For 2000, represents Variable Compensation in the amount of $1,627,923, interest on deferred compensation equal to the appreciation in the market value of $250,000 of the Class A Stock during 2000 in the amount of $260,575, and a contribution made by the Company under its profit-sharing plan of $532. For 1999, represents Variable Compensation in the amount of $1,180,548, and a contribution made by the Company under its profit-sharing plan in the amount of $703.

(h) For 2001, represents a payment from a variable compensation pool of $50,000, and a contribution by the Company under its profit-sharing plan of $526. For 1999 and 2000, represents contributions by the Company under its profit-sharing plan.

(i)  Represents contributions made by the Company under its profit-sharing plan.

     OPTION GRANTS TABLE. The following table shows the number of stock options granted in 2001 to the executive officers named in the Summary Compensation Table and other information regarding their grants. Stock options are granted at 100% of fair market value on the date of grant and are generally exercisable with respect to 75% of the shares on the third anniversary of the grant and with respect to 100% of the shares on the fourth anniversary of the grant date.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE OF ASSUMED
                                                                                          ANNUAL RATES
                             NUMBER OF      PERCENT OF                                     STOCK PRICE
                            SECURITIES     TOTAL OPTIONS                                APPRECIATION FOR
                            UNDERLYING      GRANTED TO      EXERCISE                       OPTION TERM
                              OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION    ---------------------
NAME                        GRANTED (#)     FISCAL YEAR      ($/SH)        DATE        5% ($)      10% ($)
----                        -----------    -------------    --------    ----------    --------    ---------
Mario J. Gabelli..........      None             --             --            --           --           --
Bruce N. Alpert...........      None             --             --            --           --           --
Douglas R. Jamieson.......      None             --             --            --           --           --
James E. McKee............     5,000           2.90          31.62       2/20/11       99,445      252,011
Robert S. Zuccaro.........      None             --             --            --           --           --

     FISCAL YEAR-END OPTIONS TABLE. The following table shows the number of unexercised options for those executive officers named in the Summary Compensation Table. No options were exercised in 2001. An "in-the-money" option was an option for which the option price of the underlying stock was less than $43.20, the closing market price of the Class A Stock on December 31, 2001.

                            FISCAL YEAR-END OPTIONS

                                                      NUMBER OF                        VALUE OF
                                                SECURITIES UNDERLYING                UNEXERCISED
                                                UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                  DECEMBER 31, 2001             DECEMBER 31, 2001 ($)
                                             ----------------------------    ----------------------------
NAME                                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                         -----------    -------------    -----------    -------------
Mario J. Gabelli...........................      --              None            --                  --
Bruce N. Alpert............................      --            30,000            --             807,750
Douglas R. Jamieson........................      --            33,000            --             889,350
James E. McKee.............................      --            30,000            --             731,025
Robert S. Zuccaro..........................      --            50,000            --           1,346,250

REPORT OF THE COMPENSATION COMMITTEE

     Messrs. Avansino, Ferrara and Kelly, each of whom is an independent director, are the members of the Compensation Committee. In this report, the term "we" refers to members of the Compensation Committee. Our report on executive compensation for 2001 follows:

     We are responsible to the Board of Directors, and ultimately to the shareholders of Gabelli, for:

     - Determining the compensation of the chief executive officer;

     - Administering the Stock Award and Incentive Plan and the Annual Performance Incentive Plan; and

     - Reviewing and approving the compensation policies and general compensation levels for Gabelli's executive officers.

     We recognize that the investment management and securities industries are highly competitive and that experienced professionals have significant career mobility. We believe that the ability to attract, retain and provide appropriate incentives for the highest quality professional personnel is essential to maintain Gabelli's competitive position in the investment management and securities industries, as well as to provide for the long-term success of Gabelli.

     We believe that Gabelli must pay competitive levels of cash compensation and offer appropriate equity and other incentive programs. These programs must always be consistent with stockholder interests. We think these programs are necessary to motivate and retain Gabelli's professional personnel. These compensation programs are keyed to achieve performance goals that our Committee and the Board determine.

EXECUTIVE OFFICER COMPENSATION

     The compensation for Gabelli's executive officers (other than for Mario J. Gabelli ("Mr. Gabelli") whose compensation is described separately below) is composed of base salary, annual bonus compensation, stock option awards and incentive-based variable compensation.

BASE SALARY AND ANNUAL BONUS

     Mr. Gabelli recommends to the Committee the amounts of the base salaries and annual bonuses for the Company's executive officers, which amounts are subject to our review and approval. We reviewed the base salaries proposed by Mr. Gabelli for the executive officers in light of the responsibilities associated with the position held, the individual's overall level of experience, competitive practices and other subjective factors. The base salaries for all of the executive officers (other than Mr. Gabelli who receives no base salary) were set at $300,000 for both 2001 and 2002.

     We also reviewed the annual bonuses proposed by Mr. Gabelli for the executive officers for their services in 2001 in light of their individual and business unit performance and other subjective factors. We approved the annual bonuses reflected in the Summary Compensation Table.

STOCK OPTIONS

     Gabelli's executive compensation programs also include stock option awards, which we believe provide additional incentives to increase shareholder value and retain qualified individuals. All 2001 stock option awards were granted with an exercise price equal to the market price of the Class A Stock at the time of the grant and become exercisable with respect to 75% of the shares after three years and with respect to 100% of the shares after four years. Individual award levels are based upon a subjective evaluation of each individual's overall past and expected future contribution. There is no specific formula used to determine option awards for any individual.

VARIABLE COMPENSATION

     To the extent that they have the proper regulatory registrations, all of Gabelli's staff are eligible to receive incentive-based variable compensation for attracting and/or providing client service to separate accounts, shareholders of the Gabelli Funds or investors in other products sponsored by the Company. Mr. Jamieson, who provides client service to a significant number of separate accounts managed by Gabelli, received the majority of his total 2001 compensation from variable compensation payments.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Gabelli received no base salary and no annual bonus in 2001, and he has not been awarded any stock options. All of the compensation paid to Mr. Gabelli in 2001 was incentive-based variable compensation that was paid in accordance with Mr. Gabelli's Employment Agreement.

     In February 1999, the Company entered into an Employment Agreement with Mr. Gabelli relating to his service as Chairman of the Board, Chief Executive Officer, Chief Investment Officer of the Company, and executive for certain subsidiaries and Portfolio Manager for certain mutual funds and separate accounts. Under the Employment Agreement, Mr. Gabelli receives, as compensation for managing or overseeing the management of investment companies and partnerships, attracting mutual fund accounts, attracting or managing separate accounts, providing investment banking services, acting as a broker or otherwise generating revenues for the Company, a percentage of revenues or net profits relating to or generated by such activities (which revenues or net profits are substantially derived from assets under management). Such payments are made in a manner and at rates as agreed to from time to time by Mr. Gabelli and the Company, which rates have been and generally will be the same as those received by other professionals in the Company performing similar services. With respect to the Company's institutional and retail asset management, mutual fund advisory and brokerage business, the Company generally pays out up to 40% of the revenues or net profits to the portfolio managers, brokers and marketing staff who introduce, service or generate such business, with payments involving the separate accounts being typically based on revenues and payments involving the mutual funds being typically based on net profits.

     Pursuant to the Employment Agreement, in addition to his revenue or net profit-based compensation, Mr. Gabelli receives an incentive-based management fee in the amount of 10% of the aggregate pre-tax profits, if any, of the Company as computed for financial reporting purposes in accordance with generally accepted accounting principles (before consideration of this fee or the $50 million deferred payment described below or any employment taxes thereon) so long as he is an executive of the Company and devoting the substantial majority of his working time to its business. This incentive-based management fee is subject to our review at least annually for compliance with the terms thereof. Mr. Gabelli has agreed that while he is employed by the Company or until February 17, 2005, whichever is longer, he will not provide investment management services outside of the Company, except for certain permitted accounts. Pursuant to the Employment Agreement, an assignee of Mr. Gabelli received a deferred payment of $50 million plus accrued interest payable on January 2, 2002. Interest on the deferred payment had been payable quarterly at an annual rate of 6%. Because these compensation arrangements were in existence before the completion of the Company's initial public offering, the $1.0 million deductibility limit of Section 162(m) is generally not expected to apply to the payments until the first meeting of the Company's shareholders at which directors will be elected after December 31, 2003. Thereafter, while no assurance can be given, the Company believes that it will be able to take steps to allow for the continued deductibility of these payments pursuant to the Employment Agreement. The Employment Agreement may not be amended without the approval of this Committee.

                                          COMPENSATION COMMITTEE

                                          Raymond C. Avansino, Jr. (Chairman)
                                          John C. Ferrara
                                          Eamon M. Kelly

                            STOCK PERFORMANCE CHART

     We are required by the Securities and Exchange Commission to provide you with a comparison of the cumulative total return on our Class A Stock as of December 31, 2001 with that of a broad equity market index and either a published industry index or a peer group index selected by us. The following chart compares the return on the Class A Stock with the return on the Russell 2000 Index and an index comprised of public companies with the Standard Industrial Classification (SIC) Code 6282, Investment Advice. The comparison assumes that $100 was invested in the Class A Stock at the Company's initial public offering on February 11, 1999, and in each of the named indices, which include the reinvestment of dividends, on February 11, 1999.

                               [COMPARISON GRAPH]

                                       Feb. 11, 1999    Dec. 31, 1999    Dec. 31, 2000    Dec. 31, 2001
                                       -------------    -------------    -------------    -------------
Gabelli Asset Management Inc.              $100            $ 92.86          $189.65          $246.86
Russell 2000 Index                         $100            $118.10          $113.00          $114.16
Peer Group Index                           $100            $113.62          $191.07          $164.49

                      CERTAIN OWNERSHIP OF GABELLI'S STOCK

     The following table sets forth, as of March 15, 2002, certain information with respect to all persons known to Gabelli who beneficially own more than 5% of the Class A Stock or Class B Stock. The table also sets forth information with respect to stock ownership of the directors, each of the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which a person has the sole or shared voting or investment power and any shares which the person can acquire within 60 days (e.g., through the exercise of stock options). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares set forth in the table.

                                                                          AMOUNT AND
                                                                          NATURE OF
                                                              TITLE OF    BENEFICIAL     PERCENT
NAME OF BENEFICIAL OWNER*                                      CLASS      OWNERSHIP      OF CLASS
-------------------------                                     --------    ----------    ----------
Baron Capital Group, Inc. ..................................  Class A        689,700(1)    10.3%
Cascade Investment, L.L.C. .................................  Class A      1,886,792(2)    22.0%
Chilton Investment Company, Inc. ...........................  Class A        849,300(3)    12.7%
Roger Engemann & Associates, Inc. ..........................  Class A        516,362(4)     7.7%
Mario J. Gabelli............................................  Class A        113,265        1.7%
                                                              Class B     23,450,000(5)     100%
Bruce N. Alpert.............................................  Class A         64,500(6)      **
Douglas R. Jamieson.........................................  Class A         24,500(4)      **
James E. McKee..............................................  Class A         21,842(7)      **
Robert S. Zuccaro...........................................  Class A         42,300(8)      **
Raymond C. Avansino, Jr. ...................................  Class A         84,000(9)     1.3%
John C. Ferrara.............................................  Class A         10,000         **
Paul B. Guenther............................................  Class A         10,000         **
Eamon M. Kelly..............................................  Class A          4,650         **
Karl Otto Pohl..............................................  Class A          7,500(10)      **
All Directors and Executive Officers as a Group.............  Class A        382,557        5.7%
                                                              Class B     23,450,000        100%

---------------
  (*) The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: Baron Capital Group, Inc., 767 Fifth Avenue, New York, NY 10153; Cascade Investment, LLC, 2365 Carillon Point, Kirkland, WA 98033: Chilton Investment Company, Inc., 65 Locust Avenue, New Canaan, CT 06840; Roger Engemann & Associates, Inc., 600 North Rosemead Blvd., Pasadena, CA 91107; and Mario J. Gabelli, One Corporate Center, Rye, NY 10580.

 (**) Represents beneficial ownership of less than 1%.

 (1) As reported in an amendment to Schedule 13G, dated February 7, 2002. According to this filing, Baron Capital Group, Inc. and Ronald Baron beneficially own 689,700 shares, BAMCO, Inc. beneficially owns 612,000 shares, Baron Capital Management, Inc. beneficially owns 77,700 shares, and Baron Growth Fund and Baron Small Cap Fund each beneficially own 299,000 shares, and each of the reporting persons has shared voting and dispositive power with respect to these shares. These reporting persons disclaim beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons.

 (2) As reported in a Schedule 13D, dated August 27, 2001. Cascade Investment, L.L.C.'s beneficial ownership of these shares assumes the conversion of a $100 million convertible note purchased by it from the Company. The shares beneficially owned by Cascade Investment, L.L.C. may be deemed to be beneficially owned by William H. Gates III, the sole member of Cascade.

 (3) As reported in a Schedule 13G, dated January 4, 2002.

 (4) As reported in a Schedule 13G, dated February 5, 2002. According to this filing, Roger Engemann & Associates, Inc. and Pasadena Capital Corporation have shared voting and dispositive power with respect to these shares.

 (5) Owned by Gabelli Group Capital Partners, Inc. ("GGCP") and two of its subsidiaries. Mr. Gabelli disclaims beneficial ownership of these shares in excess of his ownership interest in GGCP.

 (6) Includes 22,500 shares that may be acquired through the exercise of stock options.

 (7) Includes 18,750 shares that may be acquired through the exercise of stock options.

 (8) Includes 37,500 shares that may be acquired through the exercise of stock options.

 (9) 60,000 shares are owned by entities for which Mr. Avansino serves as a director and officer. Mr. Avansino disclaims beneficial ownership of these 60,000 shares.

(10) Represents shares that may be acquired through the exercise of stock options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We believe that our directors and executive officers and other shareholders who may own 10% or more of Gabelli's common stock have complied with the requirements of Section 16(a) the Securities Exchange Act of 1934 to report ownership, and transactions which change ownership, on time.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Gabelli Group Capital Partners, Inc. ("GGCP"), formerly known as Gabelli Funds, Inc., and two of its subsidiaries own all of the Company's Class B Stock, representing approximately 97% of the combined voting power and 78% of the shares of the Company's outstanding stock.

     In February 1999, the Company and GGCP entered into a Management Services Agreement, with a one-year term and renewable annually, under which the Company will provide certain services for GGCP, including furnishing office space and equipment, providing insurance coverage, overseeing the administration of its business and providing personnel to perform certain administrative services. The Management Services Agreement was renewed in May 2001. Pursuant to the Management Services Agreement, GGCP paid the Company $459,245 for services provided in 2001.

     As of December 5, 1997, GGCP entered into a master lease agreement with M4E, LLC, which is owned by the sons and daughter of Mr. Gabelli, for a 60,000 square foot building, of which approximately 9,000 square feet are currently subleased to other tenants. The master lease for the building and property, which is located at 401 Theodore Fremd Avenue, Rye, New York (the "Building"), expires on April 30, 2013. From December 5, 1997 through December 31, 2002, GGCP agreed to pay rent equal to $720,000 per year. From January 1, 2003 through December 31, 2003, the rent will increase to $756,000 per year. From January 1, 2004 through April 30, 2013, the rent will be a minimum of $756,000 per year, adjusted for inflation. GGCP agreed to be responsible under the master lease for all operating expenses, costs of electricity and other utilities and taxes. As of February 9, 1999, GGCP assigned all of its rights and obligations under the master lease to the Company.

     As of December 5, 1997, GGCP subleased to Lynch Corporation, a company for which Mr. Gabelli serves as Vice Chairman and is a significant stockholder, approximately 5,000 square feet in the Building. The sublease has a five-year term. With the assignment of the master lease, the Company became the successor as landlord to GGCP under this sublease. As of September 1, 1999, Lynch Corporation assigned all of its rights and obligations under the sublease to Lynch Interactive Corporation, a company for which Mr. Gabelli serves as Chairman and is a significant stockholder. Lynch Interactive Corporation pays rent to the Company at the rate of $18 per square foot, subject to adjustment for increases in taxes and other operating expenses, plus a minimum payment of $2.75 per square foot for electricity. Effective May 1, 2001, the parties agreed to reduce the leased space to 3,400 square feet.

     As of March 1, 2000, the Company entered into a sublease with Lynch Corporation for approximately 1,152 square feet in the Building. The sublease was for a one-year term and was extended on a month-to-month basis until it was terminated in May 2001. Lynch Corporation paid rent to the Company at the rate of $25 per square foot, subject to adjustment for increases in taxes and other operating expenses, plus a minimum payment of $2.50 per square foot for electricity.

     GAMCO Investors, Inc. ("GAMCO"), a wholly owned subsidiary of the Company, has entered into agreements to provide advisory and administrative services to MJG Associates, Inc., which is wholly-owned by Mr. Gabelli, and to Gabelli Securities, Inc. ("GSI"), a majority-owned subsidiary of the Company, with respect to the private investment funds managed by each of them. Pursuant to such agreements, GSI and MJG Associates, Inc. each paid GAMCO $50,000 (excluding reimbursement of expenses) for 2001.

     Gabelli Securities International Limited ("Gabelli Securities International") was formed in 1994 to provide management and investment advisory services to offshore funds and accounts. Marc Gabelli, a portfolio manager of the Company and the son of Mr. Gabelli, owns 55% of Gabelli Securities International and GSI owns the remaining 45%.

     In 1994, Gabelli International Gold Fund Limited ("GIGFL"), an offshore investment company investing primarily in securities of issuers with gold-related activities, was formed and Gabelli Securities International entered into an agreement to provide management services to GIGFL. GSI in turn entered into an agreement with Gabelli Securities International to provide investment advisory services to GIGFL in return for receiving all investment management fees paid by GIGFL. Pursuant to such agreement, GSI received investment management fees of $3,604 for 2001.

     In April 1999, Gabelli Global Partners, Ltd., an offshore investment fund, was incorporated. Gabelli Securities International and Gemini Capital Management, LLC ("Gemini"), an entity owned by Marc Gabelli, were engaged by the fund as investment advisors as of July 1, 1999. Gabelli Securities International and Gemini each received half of the incentive fee, approximately $1,456, paid by the fund to the investment advisors for 2001. The fund paid half of the management fees for 2001, approximately $131,254, to Gabelli Securities International which it in turn paid to GSI.

     In April 1999, GSI formed Gabelli Global Partners, L.P., an investment limited partnership for which GSI and Gemini are the general partners. Gemini received half of the incentive and management fees paid by the partnership to the general partners in the amount of $123,820 for 2001.

     In December 1999, Gabelli European Partners, Ltd., an offshore investment fund, was incorporated. Gabelli Securities International was engaged as an investment advisor by the fund as of January 1, 2000. For services rendered by GSI, Gabelli Securities International paid GSI all of the incentive and management fees it received for 2001 from the fund in the amount of $112,939.

     Effective January 1, 1999, Gabelli Funds, LLC, a subsidiary of the Company, entered into an agreement to provide advisory and administration services to Gemini with respect to the funds it manages. Pursuant to this agreement, Gemini paid Gabelli Funds, LLC $5,000 for services provided in 2001.

     For 2001, the Company reimbursed GGCP in the amount of $169,275 for GGCP's incremental costs (but not the fixed costs) relating to the Company's use of an airplane in which GGCP owns a fractional interest.

     In February 1999, the Company and Mr. Gabelli entered into an Employment Agreement which provided, among other things, that Mr. Gabelli or his assignee would receive a deferred payment of $50 million on January 2, 2002, plus interest payable quarterly at an annual rate of 6%. Mr. Gabelli's assignee received interest on the deferred payment in the amount of $3 million in 2001. The deferred payment was made to an assignee of Mr. Gabelli on January 2, 2002.

     In connection with the acquisition of a limited partnership interest in a private fund managed by the Company, Mr. Jamieson executed a demand note with respect to a loan of $350,000, which accrued interest at an annual rate of 7%. In February 2001, Mr. Jamieson repaid this note and all accrued and unpaid interest. In connection with the purchase of shares of GSI, Mr. Zuccaro and Matthew R. Gabelli, a Vice President-Trading of the Company and the son of Mr. Gabelli, executed demand notes with respect to loans of $72,420 and $66,409, respectively, each of which accrue interest at the rate of 7%.

     The Company has an agreement with Mr. Karl Otto Pohl to pay him an annual retainer fee equal to the difference between $250,000 and the amounts received by Mr. Pohl directly from the Mutual Funds for his service on their boards of directors. The Mutual Funds did not pay Mr. Pohl any amount in 2001.

     As required by the Company's Code of Ethics, the Company's staff members are required to maintain their brokerage accounts at Gabelli & Company unless they receive permission to maintain an outside account. Gabelli & Company offers all of its staff the opportunity to engage in brokerage transactions at discounted rates. Accordingly, many of the Company's staff members, including the executive officers or entities controlled by them, have brokerage accounts at Gabelli & Company and have engaged in securities transactions through it at discounted rates. From time to time, the Company through its subsidiaries in the ordinary course of business has also provided brokerage or investment advisory services to the Company's directors, the substantial shareholders listed in the table under "Certain Ownership of Gabelli's Stock" or entities controlled by such persons for customary fees.

                         REPORT OF THE AUDIT COMMITTEE

     Messrs. Avansino, Ferrara and Kelly, each of whom is an independent director, are the members of the Audit Committee. In this report, the term "we" refers to the members of the Audit Committee.

     The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter was included as Appendix A to last year's proxy statement. There have been no material changes to the charter since then. Our job is one of oversight as set forth in our charter. Gabelli's management is responsible for preparing Gabelli's financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly represent the financial position, results of operations and cash flows of Gabelli in conformity with generally accepted accounting principles.

     We have reviewed and discussed Gabelli's audited 2001 financial statements with management and with Ernst & Young LLP, Gabelli's independent auditors.

     We have discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     We have received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with Ernst & Young LLP its independence.

     Based on the review and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements be included in Gabelli's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Eamon M. Kelly (Chairman)
                                          Raymond C. Avansino, Jr.
                                          John C. Ferrara

                            INDEPENDENT ACCOUNTANTS

SELECTION OF ERNST & YOUNG LLP

     In November 2001, the Audit Committee considered and recommended, and Gabelli's Board of Directors approved, the selection of Ernst & Young LLP to be our independent accountants for the year ending December 31, 2001. Gabelli has not selected auditors for the current year, since its normal practice is for the Audit Committee and the Board to make the selection later in the year. Ernst & Young LLP has been Gabelli's independent auditors since its inception in 1998. Representatives of this firm will be present at the meeting. They will have the opportunity to make a statement and respond to appropriate questions from shareholders.

ERNST & YOUNG LLP FEES FOR 2001

     Audit Fees. Fees billed to Gabelli by Ernst & Young LLP with respect to the audit of the 2001 financial statements and interim reviews of quarterly financial statements for 2001 were $272,000.

     Financial Information Systems Design and Implementation Fees. No services were performed and no fees were billed to Gabelli by Ernst & Young LLP in connection with financial information systems design and implementation projects for 2001.

     All Other Fees. All other fees billed to Gabelli by Ernst & Young LLP with respect to 2001 were $115,000, which fees were for tax consulting, tax return preparation and review of registration statements.

     The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining Ernst & Young's independence.

               SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Qualified shareholders who want to have proposals presented at our 2003 annual meeting must deliver them to Gabelli by December 31, 2002, in order to be considered for inclusion in next year's proxy statement and proxy.

                                 OTHER MATTERS

     We know of no other matters to be presented to you at the meeting other than the election of directors. As stated in an earlier section, if other matters are considered at the meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of Gabelli.

     We will provide a free copy of Gabelli's Annual Report on Form 10-K for the year ended December 31, 2001. Requests should be in writing and addressed to Gabelli's Chief Financial Officer (Robert S. Zuccaro, Gabelli Asset Management Inc., One Corporate Center, Rye, NY 10580-1422).

                                                                       EXHIBIT A

                         GABELLI ASSET MANAGEMENT INC.
                      2002 STOCK AWARD AND INCENTIVE PLAN

1. PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

     The purpose of the 2002 Stock Award and Incentive Plan of Gabelli Asset Management Inc. (the "Plan") is to afford an incentive to selected employees, directors and independent contractors of Gabelli Asset Management Inc. (the "Company"), or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. Pursuant to Section 6 of the Plan, there may be granted stock options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights (either in connection with stock options granted under the Plan or independently of options), restricted stock, restricted stock units, dividend equivalents and other stock- or cash-based awards. Awards made under the Plan are intended to satisfy the requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act and the Plan shall be interpreted in a manner consistent therewith.

2. DEFINITIONS.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Affiliate" means any entity if, at the time of granting of an Award, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

          (b) "Award" means any Option, SAR, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

          (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (e) "Board" means the Board of Directors of the Company.

          (f) A "Change in Control" shall be deemed to have occurred in the event that the Board of Directors of the Company in its sole and absolute discretion determines that a change in control has occurred for the purposes of the Plan.

          (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (h) "Committee" means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3.

          (i) "Company" means Gabelli Asset Management Inc., a corporation organized under the laws of the State of New York, or any successor corporation.

          (j) "Dividend Equivalent" means a right, granted to a Grantee under
     Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

          (l) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean
     (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

          (m) "Grantee" means a person who, as an employee or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

          (n) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

          (o) "NQSO" means any Option that is designated as a nonqualified stock option.

          (p) "Option" means a right, granted to a Grantee under Section 6(b), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISO's may not be granted to independent contractors.

          (q) "Other Cash-Based Award" means cash awarded under Section 6(h), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

          (r) "Other Stock-Based Award" means a right or other interest granted to a Grantee under Section 6(h) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan, and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

          (s) "Plan" means this Gabelli Asset Management Inc. 2002 Stock Award and Incentive Plan, as amended from time to time.

          (t) "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

          (u) "Restricted Stock Unit" means a right granted to a Grantee under
     Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

          (v) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

          (w) "Stock" means shares of the Class A common stock, par value $.001 per share, of the Company.

          (x) "SAR" or "Stock Appreciation Right" means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

          (y) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. ADMINISTRATION.

     The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted made hereunder.

4. ELIGIBILITY.

     Awards may be granted to selected employees, independent contractors and directors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. In no event will an employee, independent contractor or director be granted an Award where the number of shares to be covered by such Award together with all other shares covered by any other Awards to such individual in the same calendar year exceeds 500,000 shares.

5. STOCK SUBJECT TO THE PLAN.

     The number of shares of Stock reserved for the grant of Awards under the Plan shall be 1,500,000, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards or awards, such related Awards or awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

     In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

6. SPECIFIC TERMS OF AWARDS.

     (a) General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

     (b) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

          (i) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

          (ii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, in the case of an ISO, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid (i) in cash, or (ii) at the discretion of the Committee, by an exchange of Stock previously owned by the Grantee, by the withholding of Stock otherwise issuable upon exercise or (iii) a combination of thereof, in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. ss.220 or any successor thereof.

          (iii) Term and Exercisability of Options. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate (subject to the provisions of Section 7 hereof). An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

          (iv) Termination of Employment, Etc. Unless otherwise determined by the Committee, an Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

          (v) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion.

     (c) SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

          (i) In General. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or

     (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

          (ii) SARs. An SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of
     (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

          (i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine (subject to the provisions of Section 7 hereof). Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

          (ii) Forfeiture. Upon termination of employment or termination of the independent contractor relationship during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

          (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

          (iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

     (e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

          (i) Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

          (ii) Forfeiture. Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

     (f) Stock Awards in Lieu of Cash Awards. The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Grantees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

     (h) Other Stock- or Cash-Based Awards. The Committee is authorized to grant to Grantees Other Stock-Based Awards or Other Cash-Based Awards as an element of or supplement to any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

7. CHANGE IN CONTROL.

     In the event of a Change in Control, all outstanding Options and SARs not then exercisable shall become fully exercisable, and all outstanding Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award or Other Cash-Based Award Awards not then fully vested shall become fully vested.

8. GENERAL PROVISIONS.

     (a) Compliance with Local and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

     (b) Nontransferability. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

     (c) No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee's employment or independent contractor relationship.

     (d) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

     (e) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that no amendment which requires stockholder approval in order for the Plan to continue to comply with applicable law or stock exchange requirements shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan.

     (f) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

     (g) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

     (h) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

     (j) Effective Date. The Plan shall take effect upon its approval by the Board, but the Plan (and any grants of Awards made prior to shareholder approval mentioned herein) shall be subject to the approval of the holders of shares of common stock of the Company representing a majority of the votes present or represented at a meeting of the Company's shareholders, which approval must occur within twelve months of the date the Plan is adopted by the Board. In the absence of such approval, such Awards shall be null and void.

                                  DETACH HERE


                                     PROXY

                         GABELLI ASSET MANAGEMENT INC.


                   Proxy Solicited by the Board of Directors
              for the Annual Meeting of Shareholders, May 21, 2002

                 (see Proxy Statement for discussion of items)



      The undersigned hereby appoints Mario J. Gabelli, James E. McKee and Robert S. Zuccaro, and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of Gabelli Asset Management Inc. Class A Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2002 Annual Meeting of Shareholders of Gabelli Asset Management Inc., or any adjournment thereof.


---------------                                                 ---------------
| SEE REVERSE |   CONTINUED AND TO BE SIGNED ON REVERSE SIDE    | SEE REVERSE |
|    SIDE     |                                                 |    SIDE     |
---------------                                                 ---------------

                                  DETACH HERE


    Please mark
[X] votes as in this
    example

--------------------------------------------------------------------------------
|          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 AND 2           |
--------------------------------------------------------------------------------


1.  Election of six directors, each for a one-year term.

    Nominees:  (01) Raymond C. Avansino, Jr.,
               (02) John C. Ferrara,
               (03) Mario J. Gabelli,
               (04) Paul B. Guenther,
               (05) Eamon M. Kelly and
               (06) Karl Otto Pohl

               FOR   [  ]          [  ]  WITHHOLD
               ALL                       FROM ALL
             NOMINEES                    NOMINEES

    [  ]
         -------------------------------------
         For all nominees except as noted above


2.  Proposal to Approve the Company's 2002         FOR    AGAINST   ABSTAIN
    Stock Award and Incentive Plan.                [  ]    [  ]      [  ]


The shares represented by this Proxy Card will be voted as specified, but if no specification is made they will be voted FOR Items 1 and 2 and at the discretion of the proxies on any other matter that may properly come before the meeting.


MARK HERE IF YOU PLAN TO ATTEND THE MEETING             [  ]



MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGES AT LEFT   [  ]


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign, date and return promptly in the accompanying envelope.

Signature:                                  Date:
          ---------------------------------      ------------------

Signature:                                  Date:
          ---------------------------------      ------------------